EXHIBIT 99.2

Selected Asian Cross Border Exposures
March 31, 1998*
($ billions)                            Preliminary

                      FX/  Tradg         Off B/S    Total  Total
  Country     Loans Dervs Assets  Other** Comm.*** 3/31/98 12/31/97  Change

Total Asia     $0.5  $2.3   $1.1   $1.0   $0.2    $5.1    $5.9     ($0.8)
(excl. Japan)

Rep. of Korea   0.0   0.6    0.2    0.5    0.1     1.4     1.6      (0.2)
Indonesia       0.1   0.7    0.1    0.0    0.0     1.0     1.3      (0.3)
Thailand        0.0   0.3    0.1    0.1    0.0     0.5     0.6      (0.1)

Total IMF
 Countries     $0.1  $1.6   $0.4   $0.6   $0.1    $2.8    $3.5     ($0.7)

  * Preliminary 1Q98 numbers. December 31, 1997 numbers are final. Numbers may not total due to rounding differences.
    Based on FFIEC instructions. Shown by country of ultimate risk. Excludes local country claims on local residents.
 ** Other includes acceptances, resales, money market instruments and securities available for sale.
*** Commitments include L/C's and guarantees.

                                                               EXHIBIT 99.2

Estimated ROCE by Organizational Unit
($ millions)
                                            Estimated
                                  1Q 98 Net    Common Estimated
                                     Income    Equity      ROCE

Investment Banking                     $177    $2,342       30%
Trading & Sales                          63       801        31
Global Institutional Services            19       282        26
Private Client Services                  17       154        44
Australia/NZ                             27       236        46
Emerging Markets Group:
  Latin America                          16       630        10
  Emg Europe, Mid East & Africa           7       162        16
  Asia                                 (72)       331       N/M
Corporate/Other                        (32)       196       N/M
Total                                  $222    $5,134       17%